UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   February 25, 2013

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1656 Reunion Avenue, Suite 250, South Jordan, UT	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 36133372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

On November 22, 2011, we entered into a Service Agreement (the “Agreement”) with Can-Fite BioPharma Ltd. (“Can-Fite”), our parent company, under which we are obligated to pay to Can-Fite a monthly fee for services rendered under the Agreement.  Can-Fite has agreed to defer receiving payments owed under the Agreement from January 31, 2013 for the performance of clinical trials of CF101 in ophthalmic indications until the completion of a fundraising by the Company and in no event in excess of the available cash of the Company after the fulfillment of its obligations to other creditors at that time. We will pay interest at the rate of 3% per annum from the date of each quarterly invoice issued by Can-Fite until the deferred payment is satisfied. On February 28, 2013, the Board of Directors approved Can-Fite’s offer to defer payments under the Agreement.

The information in response to Item 5.02 below pertaining to Mr. Singer’s employment agreement with Can-Fite and the amendment thereto is incorporated into this item.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2013, the Board of Directors of OphthaliX Inc. (the “Company”) approved the termination of Dr. Gil Ben-Menachem as our Chief Executive Officer which followed the termination of his employment on February 25, 2013.  Also on February 28, 2013, the Board appointed Barak Singer as the Chief Executive Officer of the Company.

Barak Singer, age 41, has more than ten years of experience in investment banking, venture capital, and business development.  Mr. Singer has been Vice President of Business Development at Can-Fite since 2011.  Prior to joining Can-Fite, Mr. Singer was Vice President of Business Development at Xenia Venture Capital, or Xenia, from August 2009 to February 2011.  Before joining Xenia and from 2001 to 2009, Mr. Singer was Managing Director and Co-Head of Investment Banking at Tamir Fishman & Co, the Israeli strategic affiliate of RBC Capital Markets.  During his time at Tamir Fishman, Mr. Singer focused on capital raising and mergers and acquisitions, and led Tamir Fishman investment banking activities in the life science field.  Before joining Tamir Fishman, Mr. Singer was a paralegal at S. Horowitz & Co, a leading Israeli commercial law firm.

There is no arrangement or understanding between Mr. Singer and any other persons pursuant to which he was selected as an officer of the Company.  Mr. Singer does not now have, nor has he ever had, any family relationship with any director or officer of the Company, or persons nominated to become a director or officer.  Mr. Singer was appointed as Chief Executive of the Company due to his extensive experience in the fields of investment banking, business development and life science.

Employment Agreement

In connection with Mr. Singer’s appointment as Chief Executive Officer, on February 28, 2013, the Board of Directors approved an amendment dated February 28, 2013 (the “Amendment”) to the existing Employment and Non-Competition Agreement (the “Employment Agreement”) dated February 22, 2011 between Can-Fite and Mr. Singer whereby Mr. Singer will serve as Chief Executive officer of OphthaliX while at the same time continuing to serve as Vice-President of Business Development of Can-Fite.  He will devote approximately 50% of his time to each position and we will pay one-half of the costs under the Employment Agreement.  Mr. Singer’s monthly base salary under the Employment Agreement is NIS 45,000 (approximately US$11,782), of which we will pay one-half.  He will also participate in a pension plan and in a severance plan.  Under the terms of the Employment Agreement he will be entitled to 20 days paid vacation and 18 days paid sick leave per year as well as a lease a vehicle (including maintenance and expense) for his use during the term of the Employment Agreement. We will pay one–half of these costs. Copies of the Employment Agreement and the Amendment are attached hereto as exhibits to this report.  The term of the Employment Agreement is for an indefinite period of time; provided, however, that Can-Fite may terminate Mr. Singer’s employment upon 60 days prior written notice and OphthaliX may terminate Mr. Singer’s service as the Chief Executive Officer of OphthaliX upon 60 days prior written notice.

Bonus

During the term of the Employment Agreement, Mr. Singer will be eligible to receive a bonus from OphthaliX upon our achieving certain milestones including the following: 1) upon successful completion of an equity fundraising of an amount in excess of five million US Dollars (US$5,000,000), Mr. Singer will be entitled to receive a bonus payment equal to his then applicable monthly salary; and 2) upon commencement of the second phase 3 clinical trial in relation to CF101 for the treatment of dry eye syndrome, Mr. Singer will be entitled to receive a bonus payment equal to his then applicable monthly salary.

Option Awards

Under the Amendment, the Company will, at the first Board meeting of OphthaliX after March 8, 2013, grant to a trustee for the benefit of Mr. Singer an option to purchase common shares of the Company representing 1% of the Company's issued and outstanding share capital (the “Time Based Options”).  The Time Based Options will vest over a period of three years on a quarterly basis over twelve consecutive quarters.

In addition to the Time Based Options, Mr. Singer will be entitled, at a future agreed date, to options representing 1% of the Company’s equity, upon achievement of certain milestones by the Company (the “Success Based Options”), as set forth below:

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One-third of the Success Based Options will vest upon the commencement of the trading of the Company’s securities on Nasdaq or NYSE MKT LLC (formerly known as Amex);

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One third of the Success Based Options will vest upon completion of an out-license transaction in relation to any product of the Company; and

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The remaining third of the Success Based Options will vest upon the commencement of a phase 3 clinical trial of CF-101 for Glaucoma (and in the unlikely event that the phase 2 trial is unsuccessful, the Company’s Board will allocate a different milestone).

The exercise price of the Time Based and Success Based Options will be equal to the price of the Company’s shares on the public market at the time of the grant.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Employment and Non-Competition Agreement dated February 22, 2011, between Can-Fite and Mr. Singer

99.2

Amendment to Employment and Non-Competition Agreement dated February 28, 2013, between OphthaliX, Can-Fite, and Mr. Singer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date:  February 28, 2013

By  /s/ Pnina Fishman

Pnina Fishman, Chairman

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